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                                                                   EXHIBIT 10.12




                     MARYLAND MULTI-TENANT INDUSTRIAL LEASE

                            INGLEWOOD TECH CENTER II

                                 by and between

                   ROUSE COMMERCIAL PROPERTIES, INC., Landlord

                by ROUSE OFFICE MANAGEMENT, INC., Managing Agent,

                                       and

                         CROWN BOOKS CORPORATION, Tenant


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                     MARYLAND MULTI-TENANT INDUSTRIAL LEASE

                            INGLEWOOD TECH CENTER II



        THIS LEASE is made and entered into as of April 25, 2000 by and between ROUSE COMMERCIAL PROPERTIES, INC., a Maryland corporation ("Landlord") by ROUSE OFFICE MANAGEMENT, INC., Managing Agent, and CROWN BOOKS CORPORATION, a Delaware corporation ("Tenant").

        In consideration of the rents hereinafter reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

        1.      SUMMARY OF TERMS.

        The following is a summary of the principal terms of the Lease. Any capitalized term set forth below shall, for the purposes of this Lease, have the meaning ascribed to it in this Section 1.

        A.      Description of Premises

                (1) Building: The building known as Inglewood Tech Center II and located at 1601 McCormick Drive, Largo, Maryland 20774.

                (2) Business Community: Inglewood Business Community

                (3) Premises: Approximately 41,244 square feet of Rental Area in the Building as shown on Schedule A.

                (4) Protective Covenants: Declaration of Protective Covenants - Inglewood, A Planned Business Community, dated December 17, 1980, recorded among the Land Records of Prince George's County, Maryland, in Liber 5350, folio 305, as amended.

                (5) Permitted Use. The Premises shall be used solely for the operation of a business office and warehouse.

        B.      Rent

                (1) Annual Basic Rent:

                      PSF                          Annual                  Monthly
                      ---                          ------                  -------
Period                Basic Rent                   Basic Rent              Installment
------                ----------                   ----------              -----------
Year  1:              $5.50                        $226,842.00             $18,903.50
Year  2:              $5.72                        $235,915.68             $19,659.64
Year  3:              $5.95                        $245,401.80             $20,450.15
Year  4:              $6.19                        $255,300.36             $21,275.03
Year  5:              $6.43                        $265,198.92             $22,099.91
Year  6:              $7.43                        $306,442.92             $25,536.91


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
Year  7:              $7.73                        $318,816.12             $26,568.01
Year  8:              $8.04                        $331,601.76             $27,633.48
Year  9:              $8.36                        $344,799.84             $28,733.32
Year 10:              $8.64                        $356,348.16               $29,695.68

                (2) Advance Rent: None.

                (3) Security Deposit: Twenty-two Thousand Ninety-nine Dollars and Ninety-one Cents ($22,099.91) to be held by Landlord as provided in Section 6.4.

        C.      Adjustments.

                (1) Base Operating Costs. Intentionally Omitted.

                (2) Adjustment Period Consumer Price Index. Intentionally
Omitted.

        D.      Term

                (1) Term: Ten (10) years, subject to Section 4.

                (2) Lease Commencement Date: July 1, 2000, subject to Section 4.

                (3) Termination Date: June 30, 2010, subject to Section 4.

        E.      Notice and Payment

                (1) Tenant Notice Address:

                Prior to the Lease Commencement Date:
                        Crown Books Corporation
                        Attention:  Real Estate
                        3300 75th Street
                        Landover, Maryland 20774

                After the Lease Commencement Date:
                        Crown Books Corporation
                        Attention:  Real Estate
                        1601 McCormick Drive
                        Largo, Maryland 20774

                In the event of default, then to:
                        Paragon Capital
                        c/o Shapiro, Israel & Weiner, P.C.
                        Attention: Mr. Joel B. Rosenthal
                        100 North Maryland Street
                        Boston, Massachusetts 02114

                (2) Landlord Notice Address:
                        Rouse Office Management, Inc.
                        Suite 302


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                        9200 Basil Court
                        Largo, Maryland  20774-5309

                        with a copy to:
                        Rouse Office Management, Inc.
                        c/o The Rouse Company
                        10275 Little Patuxent Pkwy
                        Columbia, Maryland 21044
                        Attention: General Counsel

                (3) Landlord Payment Address:
                        Rouse Office Management, Inc.
                        P.O. Box 64078
                        Columbia, Maryland  21264-4078

        F.      Broker
                        Mr. Mike Royce
                        Transwestern Carey Winston Company
                        6700 Alexander Bell Drive
                        Suite 350
                        Columbia, Maryland 21046



        2.   DEFINITIONS.

        For purposes of this Lease, the Schedules attached and made a part hereof and all agreements supplemental to this Lease, the following terms shall have the respective meanings as set forth in the following Section, subsection, paragraph and Schedule references:


Reference

Additional Rent.........................................................................6.3
Alterations............................................................................15.1
Annual Basic Rent.......................................................................1.B
Bankruptcy Code........................................................................19.1
Building...............................................................................1.A.
Building Service Equipment..............................................................8.2
Casualty...............................................................................17.1
Default Rate............................................................................6.5
Event of Default.......................................................................20.1
Event of Tenant's Bankruptcy...........................................................19.1
Fractional Share........................................................................7.1
Insolvency Laws........................................................................19.1
Landlord Notice Address................................................................1.E.
Landlord Payment Address...............................................................1.E.
Lease Commencement Date.................................................................1.D
Mortgage.................................................................................27
Mortgagee................................................................................27


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
Operating Costs.........................................................................7.1
Operating Costs Statement...............................................................7.2
Operating Year..........................................................................7.1
Permitted Use..........................................................................1.A.
Premises................................................................................1.A
Property................................................................................7.1
Protective Covenants...................................................................1.A.
Public Areas.....................................................................Schedule C
Rental Area...............................................................................3
Rental Year.............................................................................6.1
Rules and Regulations.....................................................................9
Security Deposit....................................................................1.B.(3)
Tenant Allowance........................................................................5.1
Tenant Improvements.....................................................................5.1
Tenant Notice Address..................................................................1.E.
Tenant's Share of Operating Costs.......................................................7.2
Tenant's Personal Property.............................................................15.3
Term....................................................................................4.1
Termination Date.......................................................................1.D.
Transfer.................................................................................25


        3. LEASED PREMISES; MEASUREMENT.

        3.1. Leased Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises as shown on the plan attached hereto as Schedule A, together with the right to use, in common with others, the Common Area. The rental area of the Premises ("Rental Area") has been computed in accordance with the applicable formula set forth in Schedule X attached hereto and made a part hereof.

        Landlord covenants that as of the date hereof it has good and marketable title to the Premises in fee simple subject to no leases, subleases, tenancies, agreements, encumbrances, liens except for matters of public record or defects in title. Landlord further covenants that there are no restrictive covenants which will prevent Tenant from conducting the Permitted Use in the Premises.

        3.2. Measurement. Within sixty (60) days following completion of the Tenant Improvements, either Landlord or Tenant shall have the right to remeasure the Premises in accordance with the above formula and if such measurement shall disclose that the Rental Area of the Premises is different from that set forth in Section 1.A. hereof, the Annual Basic Rent and the Tenant's Fractional Share shall be adjusted accordingly. If neither party elects to remeasure the Premises during such sixty (60) day period, then the Rental Area set forth in Section 1.A. shall be conclusively deemed the Rental Area of the Premises.

        3.3. Right of First Offer. Landlord and Tenant agree that commencing with the Lease Commencement Date and continuing throughout the Term, Tenant shall have a right of first offer to lease from Landlord approximately 4,000 square feet of contiguous space in the Building, which can be leased in increments consisting of 2,000 square feet each, as identified on Schedule A (the "Expansion Premises") on the same terms as contained in this Lease for the Premises, except that the Annual Basic Rent for the Expansion Premises shall be at the Prevailing Market Rate for such space, which is defined as the current market rental rate for the Expansion Premises, as determined by Landlord, but not more



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than the rate at which Landlord would offer such space to any third party.

        Tenant agrees to accept the Expansion Premises in their as-is condition as of the date of delivery of the Expansion Premises by Landlord to Tenant and further acknowledges that Landlord is not obligated to provide any improvements whatsoever to the Expansion Premises.

        Tenant shall exercise its right of first offer by written notice to Landlord within fifteen (15) days following receipt of written notice from Landlord that the Expansion Premises is available for lease and the Prevailing Market Rate for the Expansion Premises. In the event that Tenant exercises the right granted herein, Landlord and Tenant shall enter into an amendment to this Lease to incorporate the Expansion Premises and to make necessary adjustments to the Annual Basic Rent and similarly affected provisions of this Lease. In the event Tenant declines to exercise its right as above provided for, or fails to deliver notice thereof within the time period stipulated above, or fails to execute the requisite amendment to this Lease, this right of first offer shall lapse and be of no further force and effect as to the instant offer, and Landlord, for a period of six (6) months from the date of its written notice to Tenant, shall have the right to lease the Expansion Premises to any third party without again offering same to Tenant provided that the Annual Basic Rent under any third-party lease shall be equal to at least ninety-five percent (95%) of the Prevailing Market Rate. Tenant's right of first offer shall be reinstated as to any subsequent leasing of the Expansion Premises, excluding renewal or extension of an existing lease.

        The foregoing right of first offer shall not be severed from this Lease or separately sold, assigned or transferred and shall be subject to the following additional conditions, namely: (a) that the lease term for any additional space shall run concurrently with this Lease; (b) that the rental for the Expansion Premises shall be at the Prevailing Market Rate; (c) that there shall be no abatement of rent; (d) that, unless otherwise set forth in this Section, Landlord shall not be obligated to construct, pay for or grant an allowance with respect to tenant improvements; (d) that, at the time that Tenant exercises this right of first offer for the Expansion Premises, Tenant shall not be in default of any term, covenant or obligation of this Lease; (e) that, at the time Tenant exercises this right of first offer, Tenant shall be in occupancy and possession of the Premises; and (f) that Landlord and Tenant shall enter into an amendment to this Lease to incorporate the Expansion Premises and make corresponding modifications to the provisions of this Lease regarding Annual Basic Rent and Base Operating Costs.

        4. TERM AND COMMENCEMENT OF TERM.

        4.1. Term. The term of this Lease (the "Term") shall commence on the Lease Commencement Date; provided, however, that if the Premises are not Ready for Occupancy as of such Lease Commencement Date for any reason, except for delays caused by Tenant, then the Lease Commencement Date shall be delayed until the earlier of:

                a. the date on which Tenant shall take possession of all or any portion of the Premises, provided that such possession shall be only with the written approval of Landlord; or

                b. the date the Premises are Ready for Occupancy;

and, if necessary, the Termination Date shall be adjusted to effect the total number of years in the Term, as set forth in subsection 1.D. plus the part of the month, if any, from the adjusted Lease Commencement Date to the first full month of the Term.

        In the event the Premises are not Ready for Occupancy by the Lease Commencement Date, as initially set forth above, because of a delay caused by Tenant, then said Lease Commencement Date shall



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not be delayed and Tenant's obligations shall commence as of said date, notwithstanding the status of construction.

        The Term shall be for the period of time specified in Section 1.D.(1) plus the part of the month, if any, from the Lease Commencement Date to the first day of the first full calendar month in the Term, unless earlier terminated pursuant to any other provision of this Lease or pursuant to law. At Landlord's request, Tenant shall promptly enter into one or more supplementary written agreements, in such form as Landlord shall reasonably prescribe, specifying the Lease Commencement Date and the Termination Date.

        Landlord acknowledges that if the Premises is not Ready for Occupancy on the Lease Commencement Date then Tenant may be liable for holdover rent at its current location. If the Premises is not Ready for Occupancy, subject to Section 24 and Tenant is charged holdover rent by its current landlord, Landlord shall, upon sufficient written documentation provided by Tenant, extend the Term of this Lease by a number of days representing the amount of rent determined by dividing the total holdover damages actually paid by Tenant by the daily calculation of the Annual Basic Rent payable by Tenant hereunder for the tenth rental year. Landlord agrees that Tenant shall not be liable for the payment of Annual Basic Rent or Tenant's Share of Operating Costs during the extended period. In no event shall the Lease Term be extended for a period exceeding thirty (30) days.

        4.2. Ready For Occupancy. For purposes hereof, the Premises shall be deemed conclusively ready for occupancy ("Ready for Occupancy") upon the completion of the following conditions:

                a. Landlord has substantially completed its work on the Tenant's Improvements except for punch list items; and

                b. Landlord shall have received any governmental approvals which are necessary in order for Tenant to occupy the Premises, unless Tenant's acts or omissions have caused such approvals to be denied, in which case Tenant shall be deemed to have waived this condition 4.2.b.

        Notwithstanding the foregoing, upon Tenant's receipt of Landlord's prior approval, Tenant will be permitted to enter the Premises prior to the Lease Commencement Date for the purpose of installing its furniture, fixtures and other equipment and for completing any improvements not to be performed by Landlord, provided Tenant's activities do not interfere with Landlord's construction work. During the period that Tenant is completing its work, Tenant shall perform all its covenants and obligations contained in this Lease including, without limitation, those obligations relating to insurance and indemnification, except for the obligation to pay Rent, which shall begin on the Lease Commencement Date.

        5. TENANT IMPROVEMENTS AND ACCEPTANCE OF PREMISES.

        5.1. Tenant Improvements. Prior to the Lease Commencement Date, Landlord shall make improvements to the Premises ("Tenant Improvements") in accordance with Plans and Specifications to be prepared by Landlord and approved in writing by Tenant, which approval shall not be unreasonably withheld. Once the Plans and Specifications are acceptable to both parties, it is agreed that same shall be attached hereto and become a part of this Lease, being identified as Schedule B. All materials shall be building-standard materials unless otherwise specified in Schedule B. Except as otherwise specifically provided in this Lease, Landlord shall not be responsible for performing or paying for the moving or installation of telephone and computer systems, wiring or cabling, or the acquisition, moving or installation of Tenant's furnishings, fixtures and equipment in the Premises.

        Any other initial improvements to the Premises not shown on the Plans and Specifications are subject to Landlord's prior written approval and such improvements shall be performed by Landlord, and the cost thereof shall be paid by Tenant to Landlord within thirty (30) days following receipt of an invoice for same from Landlord. Any amounts payable by Tenant hereunder shall include Landlord's standard construction management fee computed on the total cost of construction, including but not limited to the cost of developing, preparing and modifying construction drawings.

        5.2 Tenant Allowance. Landlord and Tenant acknowledge that the Annual Basic Rent stated in Section 1.B.1. does not include the amortization of the Tenant Allowance. Landlord agrees to bear the up-front cost of the Tenant Improvements in an amount not to exceed Fifteen Dollars and No Cents ($15.00) per rentable square foot ("Tenant Allowance"). Landlord and Tenant agree that upon completion of the Tenant Improvements, the actual Tenant Allowance shall be amortized and incorporated into the Annual Basic Rent with interest thereon at a rate of eleven percent (11%) per annum, calculated on a straight-line basis over the Term of the Lease. In addition, the parties agree to execute an amendment to the Lease setting forth said adjusted Annual Basic Rent.

        Tenant covenants and agrees to pay to Landlord all costs and expenses incurred by Landlord in performing the Tenant Improvements in excess of the Tenant Allowance. Landlord and Tenant agree that upon completion of the Tenant Improvements, any costs and expenses in excess of the Tenant Allowance shall be either be (i) paid by Tenant to Landlord in lump sum within thirty (30) days of receipt of an invoice from Landlord; or, at Tenant's option (ii) amortized as stated above and incorporated into the Annual Basic Rent via the amendment as mentioned above.

        5.3. Acceptance of Premises. Prior to occupancy, Landlord and Tenant shall conduct a joint inspection of the Premises during which they shall develop a mutually agreeable punchlist of items to be completed by Landlord. Tenant's occupancy of the Premises shall be deemed to constitute acceptance of the Premises and acknowledgment by Tenant that Landlord has fully complied with its obligations hereunder to construct and deliver the Premises to Tenant, except for the punchlist items and latent defects, which shall be completed by Landlord within a reasonable time thereafter. Landlord shall have the right to enter the Premises to complete or repair any such punchlist items and entry by Landlord, its agents, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant of any of its obligations under this Lease, or impose any liability upon Landlord or its agents, employees or contractors, provided, that Landlord shall notify Tenant in advance of its entry and to minimize interference with the operation of Tenant's business.

        6. RENT.

        6.1. Annual Basic Rent. Tenant shall pay to Landlord during each Rental Year of the Term fixed rent equal to the Annual Basic Rent as set forth in
Section 1.B.(1). Annual Basic Rent shall be payable in advance on the first day of each month of the Term in equal monthly installments, without notice, demand, abatement, deduction or set-off (except as otherwise specifically provided in this Lease). If the Term of this Lease shall commence on a day other than the first day of a month, the first payment shall include any prorated Annual Basic Rent for the period from the Lease Commencement Date to the first day of the first full calendar month of the Term.

        "Rental Year" shall mean each successive twelve (12) calendar month period occurring during the Term of this Lease, or portion of such a period, with the first Rental Year commencing as of the Lease Commencement Date and ending on the last day of the twelfth full calendar month thereafter and the last



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Rental Year ending on the Termination Date. For any Rental Year of less or more than twelve full months, Annual Basic Rent shall be adjusted accordingly. All Annual Basic Rent and Additional Rent shall be paid to Landlord at the Landlord Payment Address.

        6.2.  Intentionally Omitted.

        6.3. Additional Rent. Tenant shall pay to Landlord as additional rent ("Additional Rent") all other sums of money which shall become due and payable hereunder. Unless a date for payment is otherwise specified herein, all Additional Rent shall be due and payable within thirty (30) days of invoicing by Landlord.

        6.4  Advance Rent; Security Deposit.

                A. Advance Rent. Intentionally Deleted.

                B. Security Deposit. Tenant shall deposit with Landlord the Security Deposit in accordance with Section 6.6. below, to assure Tenant's performance of all terms, provisions and conditions of this Lease. Landlord shall have the right, but not the obligation, at any time, to apply the Security Deposit to cure any breach by Tenant under this Lease and, in that event, Tenant shall immediately pay Landlord any amount necessary to restore the Security Deposit to its original amount. To the extent permitted by law, Landlord shall be entitled to the full use of the Security Deposit and shall not be required either to keep the Security Deposit in a separate account or to pay interest on account thereof. Any portion of the Security Deposit which is not utilized by Landlord for any purpose permitted under this Lease shall be returned to Tenant within sixty (60) days after the end of the Term provided Tenant has performed all of the obligations imposed upon Tenant pursuant to this Lease.

        6.5. Late Charge. If Tenant fails to make any payment of Annual Basic Rent, Additional Rent, or other sums required to be paid hereunder within seven
(7) days following notice that such payment is due, Tenant shall pay to Landlord, as Additional Rent, a late charge to cover extra administrative costs and loss of use of funds equal to (a) six percent (6%) of the amount due for the first month or portion thereof that such amount is past due plus (b) interest on the amount remaining unpaid thereafter at the rate of eighteen percent (18%) per annum or six percent (6%) above the prime rate charged by Citibank, N.A., as of the due date of such amount, whichever rate is the greater; provided, however, that should such late charge at any time violate any applicable law, the late charge shall be reduced to the highest rate permitted by law (the foregoing rate being herein referred to as the "Default Rate"). Landlord's acceptance of any rent after it has become due and payable shall not excuse any delays with respect to future rental payments or constitute a waiver of any of Landlord's rights under this Lease. Notwithstanding the foregoing, if Landlord and Tenant are disputing the actual amount of an item of Additional Rent payable by Tenant, then a Late Charge shall not be applied to such disputed amount provided Tenant pays the portion that is not in dispute within the foregoing seven (7) day notice period.

        6.6. Letter of Credit. Tenant shall deliver to Landlord an unconditional and irrevocable letter of credit ("Letter of Credit") from an area banking institution approved by Landlord which shall be in the total cumulative amount of Four Hundred Thousand Dollars and No Cents ($400,000.00). Tenant may provide same in increments by either amendment to or replacement of the original Letter of Credit:

Upon Tenant's execution of this Lease              $100,000.00
May 15, 2000                                       $100,000.00
June 15, 2000                                      $100,000.00
July 1, 2000                                       $100,000.00
                                                   -----------


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                                            Total  $400,000.00

        Said Letter of Credit shall be held by Landlord as security for the performance by Tenant of all the covenants and obligations of Tenant set forth in this Lease and may be reduced by twenty percent (20%) on each anniversary of the Lease Commencement Date until such amount is equal to one (1) month of the then current monthly installment of Annual Basic Rent which shall be held by Landlord as a "Security Deposit" in accordance with Section 6.4.

        Said Letter of Credit shall contain terms whereby it can be drawn on by Landlord at sight on any date during its term on which issuer shall receive from Landlord a certification signed by Landlord stating that an Event of Default has occurred by Tenant under this Lease. Landlord shall have the right to apply any amounts so drawn against all amounts then due and owing by Tenant hereunder and/or against sums expended by Landlord to cure existing defaults by Tenant. Any balance left of the sum received from drawing on the Letter of Credit, after the curing of defaults and/or the payment of amounts due by Tenant, shall be held by Landlord, without interest, as a cash security deposit. In the event Landlord shall draw on any Letter of Credit provided by Tenant, Tenant shall replace same at the then current face value amount required hereunder no later than thirty (30) days after the date of such drawing, and if same is not replaced it shall constitute an Event of Default under the terms of the Lease and Landlord shall have the benefit of all remedies permitted pursuant to the terms of the Lease and the laws of the State where the Premises are located.

        Tenant acknowledges and agrees that it shall keep the Letter of Credit in full force and effect as required hereunder and for thirty (30) days following the end thereof. In the event the term of the Letter of Credit must be renewed annually, then not more than forty-five (45) days prior to any expiration date of the Letter of Credit, Tenant shall provide Landlord with a replacement Letter of Credit. Should Tenant fail to provide Landlord with a replacement Letter of Credit on or before the expiration date of the Letter of Credit, Landlord shall have the right to draw on the entire amount of said Letter of Credit and hold it, without interest, for the benefit of Landlord as security for the faithful performance of the Lease until the Letter of Credit is replaced or thirty (30) days following expiration of the Lease Term. If the Letter of Credit is not replaced, the amount drawn by Landlord shall be returned to Tenant, less all costs incurred by Landlord in curing or satisfying any default by Tenant, within a reasonable time after the Termination Date of the Lease.

        7. OPERATING COST ESCALATIONS.

        7.1. Definitions. For purposes of this Lease, the following definitions shall apply:

                a. "Operating Year" means each respective calendar year or part thereof during the Term of this Lease or any renewal thereof, or at the option of Landlord, any other twelve month period or part thereof designated by Landlord during the Term of this Lease or any renewal thereof.

                b. "Property" means the Building, the land upon which the Building is situated, the Common Area, and such additional facilities in subsequent years as may be determined by Landlord to be reasonably necessary or desirable for the management, maintenance or operation of the Building.

                c. "Operating Costs" means all expenses and costs (but not specific costs which are allocated or separately billed to and paid by specific tenants) of every kind and nature (which shall be commercially reasonable to the extent Landlord has control over such costs) which Landlord shall pay or become obligated to pay because of or in connection with owning, operating, managing, painting, repairing, insuring and cleaning the Property, including, but not limited to, the following:


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(i) cost of all supplies and materials used, and labor charges incurred, in the operation, maintenance, decoration, repairing and cleaning of the Property;

(ii) cost of all equipment purchased or rented which is utilized in the performance of Landlord's obligations hereunder, and the cost of maintenance and operation of any such equipment;

(iii) cost of all maintenance and service agreements for the Property and the equipment therein, including, without limitation, alarm service, security service, window cleaning, and elevator maintenance;

(iv) accounting costs, including the cost of audits by certified public accountants, outside legal and engineering fees and expenses incurred in connection with the operation and management of the Property;

(v) wages, salaries and related expenses including the costs of all on-site and off-site agents or employees engaged in the operation, maintenance, security and management of the Property; provided, however, the wages, salaries and related expenses of any agents or employees not exclusively engaged in the operation, maintenance, security and management of the Property shall be apportioned as deemed appropriate by Landlord;

(vi) cost of repairs, replacements and general maintenance to the Property, including without limitation the mechanical and electrical systems (excluding heating, ventilating and air conditioning equipment and alterations attributable solely to tenants, capital improvements unless they are included under c(xi), and repairs and general maintenance paid by proceeds of insurance or by tenants or other third parties);

(vii) any and all Common Area maintenance, repair or redecoration (including repainting) and exterior and interior landscaping;

(viii) cost of removal of trash, rubbish, garbage and other refuse from the Property as well as removal of ice and snow from the sidewalks on or adjacent to the Property;

(ix) all charges for electricity, gas, water, sewerage service, heating, ventilation and air-conditioning and other utilities furnished to the Common Area of the Property (including legal, architectural and engineering fees incurred in connection therewith);

(x) amortization of capital improvements made to the Building, excluding roof or structural repairs or replacements, after the year of substantial completion of the Building, which improvements were undertaken by Landlord with the reasonable expectation that the same would result in more efficient operation of the Building or are made by Landlord pursuant to any governmental law, regulation or action not applicable to the Building at commencement of construction of the Building; provided that the cost of each such capital improvement, together with any financing charges incurred in connection therewith, shall be amortized over the useful life thereof and only that portion attributable to each Operating Year shall be included herein for such Operating Year;

(xi) a management fee for the operation and management of the Property which is currently three and a half percent (3.5%) of gross revenues from the Property. Landlord warrants and represents that such management fee shall not exceed the commercially reasonable fee charged by landlords of comparable office buildings in the Business Community;

(xii) costs and expenses incurred in order to comply with covenants and conditions contained in liens, encumbrances and other matters of public record affecting the Property; and



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(xiii) cost of all insurance coverage for the Property from time to time maintained by Landlord, including but not limited to the costs of premiums for insurance with respect to personal injury, bodily injury, including death, property damage, business interruption, workmen's compensation insurance covering personnel and such other insurance as Landlord shall deem reasonably necessary, which insurance Landlord may maintain under policies covering other properties owned by Landlord in which event the premium shall be reasonably allocated;

(xiv) all real estate taxes, assessments (special or otherwise), levies, ad valorem charges, benefit charges, water and sewer rents, rates and charges, privilege permits and any other governmental liens, impositions or charges of a similar or dissimilar nature, and any payments in lieu of such charges, regardless of whether any such items shall be extraordinary or ordinary, general or special, foreseen or unforeseen, levied, assessed, or imposed on or with respect to all or any part of the Property or upon the rent due and payable hereunder by any governmental authority (all of the aforesaid being hereinafter referred to as "Taxes"); provided, however, that if at any time during the Term or any extension thereof the method of taxation prevailing at the commencement of the Term shall be altered or eliminated so as to cause the whole or any part of the above items which would otherwise be included in Taxes to be replaced by a levy, assessment or imposition, which is (A) a tax assessment, levy, imposition or charge based on the rents received from the Property whether or not wholly or partially a capital levy or otherwise, or (B) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any portion of the Property and imposed on Landlord, or (C) a license fee measured by the rent payable by Tenant to Landlord, or (D) any other tax, levy, imposition, charge or license fee, however described or imposed, then such levy, assessment or imposition shall be included in Taxes; provided, however, in no event shall Tenant be required to pay any inheritance, estate, succession, income, profits or franchise taxes unless they are in lieu of or in substitution for any of the above items which would otherwise be included in Taxes.

        Any of the foregoing costs which under generally accepted accounting principles would be considered capital expenditures shall be amortized in accordance with generally accepted accounting principles.

        Notwithstanding the above, Operating Costs shall not include:

        (a) payments of principal, interest, points and fees on any mortgages, deeds of trust or other financing instruments relating to the financing of the Property;

        (b) leasing commissions or brokerage fees;

        (c) costs associated with preparing; improving or altering space for any leasing or releasing of any space within the Building;

        (d) any increase in real estate taxes based on a re-assessment of the Property resulting from the sale of the Property;

        (e) any ground lease rental;

        (f) costs of capital improvements and equipment, except for those (i) required by laws enacted on or after the date the temporary certificate of occupancy issued for the Building shall be validly issued (amortized over the useful life of the improvement and/or equipment), together with interest at the actual interest rate incurred by Landlord in connection with such capital improvements, (ii) acquired to reduce Operating

Expenses (amortized over the useful life of the improvement to equal the amount of Operating Expenses to be saved in each calendar year throughout the Term (as determined at the time Landlord elected to proceed with the capital improvement or acquisition of the capital equipment to reduce Operating Expenses), together with interest at the actual interest rate incurred by Landlord;

        (g) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded in Subsection (f) above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

        (h) costs incurred by Landlord for the repair of damage to the Building, except for the amount of Landlord's insurance deductible;

        (i) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant leasable space for tenants or other occupants of leasable premises in the Building;

        (j) depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

        (k) marketing costs, including leasing commissions, attorney's fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transaction with present or prospective tenants or other occupants of the Building;

        (l) costs incurred by Landlord for alterations which are considered capital improvements, and replacements under generally accepted accounting principles, consistently applied, except as permitted in (f) and (g) above;

        (m) costs of a capital nature, including without limitation, capital improvements, capital repairs, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles, consistently applied, excepted as permitted in (f) and (g) above;

        (n) costs incurred by Landlord due to a violation by any other tenant of the terms and conditions of any lease;

        (o) any amounts paid by Landlord for, materials, labor or equipment shall be limited to the amounts which would have been paid for the aforesaid, based upon their procurement from an unaffiliated party in an arms length transaction;

        (p) Landlord's general corporate overhead and corporate general and administrative expenses, to the extent such overhead and expenses exceeds the management fee;

        (q) any compensation paid to clerks, attendants or other persons, rendering services on behalf of Landlord in commercial concessions operated by Landlord, or any compensation paid to attendants working in a parking garage in the Building or any other parking facility operated by Landlord;

        (r) except for making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services;

        (s) All items and services for which Tenant or any other tenant in the Building reimburses Landlord (other than through Tenant's Percentage Share of Operating Expenses), or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

        (t) Advertising of a non-employment nature and promotional expenditures, and procurement costs of signs in or on the Building identifying the owner of the Building;

        (u) Electric power costs for which any tenant directly contracts with the local public service company;

        (v) Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due;

        (w) Costs arising from the negligence or fault of Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of building materials;

        (x) Costs incurred in curing a violation of environmental laws regarding the storage, use or disposal of hazardous materials or substances (as defined by applicable laws) in effect in or about the Building or Property including, without limitation, hazardous substances in the ground water or soil, unless such violation of environmental laws are caused by Tenant;

        (y) Costs arising from Landlord's charitable or political contributions;

        (z) Costs arising from latent defects in the base, shell or core of the Building;

        (aa) Costs for procuring sculpture, paintings or other objects of art;

        (bb) attorney fees, costs, and disbursements (including settlements) and other expenses incurred in connection with proposals, negotiations, or disputes with other tenants or occupants or prospective tenants or other occupants, or associated with the enforcement of any leases or the defense of Landlord's title to or interest in the Premises, the Building or its appurtenances, or any part thereof.

                (cc) any costs incurred by Landlord in the repair, maintenance or replacement of the Property and its associated systems to the extent the same are covered by any warranty(ies) provided and/or made by any manufacturer, contractor, and/or supplier with respect to the construction of the Property and/or installations of its associated systems.

        Landlord further agrees that since one of the purposes of Operating Expenses and the Increase in Operating Costs provision is to allow the Landlord to require the Tenant to pay for the costs attributable to its Premises, Landlord agrees that (i) Landlord will not collect or be entitled to collect Operating Costs from all of its tenants in an amount which is in excess of 100% of the Operating Costs actually paid by Landlord in connection with the operation of the Building.

        For any Operating Year during which less than ninety-five percent (95%) of the Rental Area of the Building is occupied, the calculation of that portion of Operating Costs which vary with occupancy shall be adjusted to equal the Operating Costs which Landlord projects would have been incurred had the Building been ninety-five percent occupied during such Operating Year.

                d. "Fractional Share" shall mean a fraction, the numerator of which is the Rental Area of the Premises and the denominator of which is the total Rental Area of the Building. For the purposes of this subparagraph, the Rental Area of the Building shall mean the sum of the Rental Area of all floors of the Building as determined by Landlord.

        7.2. Payment of Operating Costs. For each Operating Year, Tenant shall pay to Landlord, in the manner provided herein, Tenant's share of Operating Costs which shall be computed by multiplying the Operating Costs for the Operating Year by Tenant's Fractional Share ("Tenant's Share of Operating Costs"); provided, however, that for the Operating Years during which the Term begins and ends, Tenant's Share of Operating Costs shall be prorated based upon the actual number of days Tenant occupied, or could have occupied, the Premises during each such Operating Year.

        Tenant's Share of Operating Costs shall be paid, in advance, without notice, demand, abatement (except as otherwise specifically provided in this Lease), deduction or set-off, on the first day of each calendar month during the Term, said monthly amounts to be determined on the basis of estimates prepared by Landlord on an annual basis and delivered to Tenant prior to the commencement of each Operating Year. If, however, Landlord fails to furnish any such estimate prior to the commencement of an Operating Year, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this subsection 7.2 in respect of the last month of the preceding Operating Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant whether the installments of Tenant's Share of Operating Costs paid by Tenant for the current Operating Year have resulted in a deficiency or overpayment compared to payments which would have been paid under such estimate, and Tenant, within thirty (30) days after receipt of such estimate, shall pay any deficiency to Landlord and any overpayment shall be credited against future payments required by Tenant under such estimate; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of the Operating Year, Tenant shall pay to Landlord the monthly payment shown on such estimate. Landlord may at any time or from time to time furnish to Tenant a revised estimate of Tenant's Share of Operating Costs for such Operating Year, and in such case, Tenant's monthly payments shall be adjusted and paid or credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

        After the end of each Operating Year, Landlord shall determine actual Operating Costs for such Operating Year and shall provide to Tenant an "Operating Costs Statement" setting forth the actual Tenant's Share of Operating Costs for such Operating Year. Within thirty (30) days after delivery of the Operating Costs Statement, Tenant shall pay Landlord any deficiency between the amount shown as Tenant's Share of Operating Costs in the Operating Costs Statement and the total of the estimated payments made by Tenant during the Operating Year. In the event of overpayment, such amount shall be credited against future payments required on account of Tenant's Share of Operating Costs, or if the Term has expired, Landlord shall refund to Tenant the amount of any overpayment within thirty (30) days.

        Each Operating Costs Statement provided by Landlord shall be conclusive and binding upon Tenant unless within nine (9) months after receipt thereof, Tenant notifies Landlord that it disputes the correctness thereof, specifying those respects in which it claims the Operating Costs Statement to be incorrect. Unless resolved by the parties, such dispute shall be determined by arbitration in accordance with the then prevailing rules of the American Arbitration Association. If the arbitration proceedings result in a determination that the Operating Costs Statement contained an aggregate discrepancy of less than three percent (3%), Tenant shall bear all costs in connection with such arbitration. Pending determination of the dispute, Tenant shall pay any amounts due from Tenant in accordance with the Operating Costs Statement, but such payment shall be without prejudice to Tenant's claims. Tenant, for a period of nine (9) months after delivery of the Operating Costs Statement in each Operating Year and upon at least ten (10) days written notice to Landlord, shall have reasonable access during normal business hours to the books and records of Landlord relating to Operating Costs for the purpose of verifying the Operating Costs Statement, Tenant to bear all costs relating to such inspection. Tenant shall reimburse Landlord for any cost for photocopying that it desires.

        8. USE, CARE AND REPAIR OF PREMISES BY TENANT.

        8.1. Permitted Uses. Tenant shall use and occupy the Premises solely for general office and warehouse purposes in accordance with applicable zoning regulations and for no other purpose. Tenant shall not do anything or permit anything to be done in or on the Premises, or bring or keep anything therein which will, in any way, obstruct, injure, annoy or interfere with the rights of Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the laws, rules or regulations of any Federal, state or city authority.

        8.2. Care of Premises. Tenant shall, at its sole expense, keep the non-structural, interior portion of the Premises and the improvements and appurtenances therein in good order and in a safe, clean and sanitary condition, and at the expiration of the Term, or at the sooner termination of this Lease as herein provided, deliver up the same broom clean and in as good order and condition as at the beginning of the Term, ordinary wear and tear, alterations, and damage by fire or other casualty excepted. Tenant, at its sole expense, shall provide or cause to be provided janitorial service to the Premises, shall dispose of all trash and rubbish in an appropriate manner, and shall promptly replace damaged or broken doors and glass in and about the interior of the Premises and shall be responsible for the repair and maintenance of all improvements installed and placed within the Premises including sinks and special plumbing, special light fixtures and special cabinetry and all Building Service Equipment. "Building Service Equipment" shall mean all equipment needed to operate or related to the Premises in an efficient and comfortable manner, including, but not limited to, electrical, plumbing, heating, air-conditioning, security, and sprinkler and fire protection equipment, pipes, separate water meters, wires, ducts, fixtures and appliances installed for Tenant, and sprinkler monitoring equipment. Consistent with the provisions of Section 22, Tenant shall pay for all damage to the Property and any fixtures and appurtenances related thereto, as well as for all property damage sustained by other tenants or occupants of the Building, due to any waste, misuse or neglect of the Premises and any fixtures and appurtenances related thereto or due to any breach of this Lease by Tenant, its employees, agents, or representatives.

        Tenant shall, at its sole expense throughout the term, carry and maintain a full parts and labor maintenance service contract from a qualified service company, approved in advance by Landlord, covering the heating, ventilating, and air conditioning systems of the Premises, if any. Tenant shall maintain all systems in a good condition during the term of this lease and any renewal term and shall be responsible, at its sole expense, for all necessary repairs and replacements regardless of whether or not they are covered by the maintenance contract or which are necessitated by Tenant's failure to carry a maintenance contract. Tenant shall submit a copy of the proposed maintenance contract within thirty (30) days prior to the Lease Commencement Date.

        Notwithstanding the foregoing, in the event one or more of the heating, ventilating, and air conditioning units serving the Premises require replacement at anytime during the Term, Tenant shall notify Landlord in writing and submit plans and specifications to Landlord in accordance with Section 15.1. for replacement unit(s) of similiar quality to the existing units. Upon termination of the Lease, Landlord shall pay to Tenant the unamortized portion of the total cost of the replacement unless said replacement is covered by Tenant's insurance.

        8.3. Hazardous Substances. For purposes of this provision, "Hazardous Substances" shall mean any hazardous or toxic substance, material or waste, now or hereafter defined or regulated under the Resource Conservation and Recovery Act (42 U.S.C. _ 6901 et seq.), the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. _ 9601 et seq.), the Clean Water Act (33 U.S.C. _ 1251 et seq.), the Clean Air Act (42 U.S.C. _ 7401 et seq.), and the Toxic Substances Control Act (15 U.S.C. _ 2601 et seq.), and all similar federal, state and local statutes, laws, rules and regulations in connection with environmental conditions, health and safety, including without limitation, asbestos and petroleum products (collectively, "Environmental Laws"). Tenant covenants and agrees that it will not use or allow the Premises to be used for the storage, use, treatment or disposal of any Hazardous Substance, without Landlord's prior written consent. Notwithstanding the foregoing, Landlord's prior written consent shall not be required with respect to Tenant's use, storage or sale of certain supplies or products, which might contain or might be considered a Hazardous Substance, in the normal course of Tenant's business in accordance with the specific use permitted by this Lease, provided, however, that Tenant shall (i) comply with all other provisions of this Section; (ii) notify Landlord in writing from time to time of the identity and approximate quantity of such Hazardous Substance; and (iii) keep each such Hazardous Substance on the Premises in quantities as small as reasonably practicable, but in no event large enough to activate reporting requirements under any Environmental Law. Tenant, at Tenant's sole cost and expense shall promptly contain and remediate any release of a Hazardous Substance on the Property to the extent such release arises directly from the actions of Tenant, its agents, servants and employees.

        Tenant shall indemnify, reimburse and hold harmless Landlord, its partners and affiliates agents from and against any damages, claims, judgments, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including reasonable attorneys' fees, reasonable consultants' fees, and reasonable expert fees incurred by any of them to the extent resulting from Tenant's use, handling, generation, treatment, storage, disposal, other management or release of any Hazardous Substance at or from the Premises or the Property, whether or not Tenant has acted negligently with respect to such Hazardous Substance. This indemnity shall survive the expiration or earlier termination of this Lease.

        Landlord warrants and represents to Tenant that to Landlord's actual knowledge, there are no Hazardous Substances in violation of any Environmental Laws in the Property of which the Premises are a part.

        Landlord will not use or allow the Property to be used for the storage, use, treatment or disposal of any Hazardous Substance, in violation of any Environmental Laws. Landlord shall promptly contain and remediate any release of a Hazardous Substance on the Property to the extent such release arises directly from the actions of Landlord, its agents, servants and employees, and not solely from Landlord's position as an owner or operator of the Property.

        Landlord shall indemnify, reimburse and hold harmless and defend Tenant, its servants and employees, from and against all claims, actions, losses and expenses made or incurred by third parties (including attorneys' and other professional fees), arising from any conduct, activity, act, omission, or operation involving the use, handling, generation, treatment, storage, disposal, or release of any Hazardous Substance in, from, or to the Property, to the extent caused directly by the actions of Landlord, its servants and employees, and not arising solely out of Landlord's position as an owner or operator of the Property. This indemnity shall survive the expiration or earlier termination of this Lease.

        9. RULES AND REGULATIONS, PROTECTIVE COVENANTS.

        9.1. Rules and Regulations. Tenant and its agents and invitees shall abide by and observe the rules and regulations attached hereto as Schedule C for the operation and maintenance of the Building or any new reasonable rules and regulations which may from time to time be issued by Landlord ("Rules and Regulations"), provided that any new rules or regulations are not inconsistent with the provisions of this Lease. Nothing in this Lease shall be interpreted to impose upon Landlord any duty or obligation to enforce any such rules and regulations against any other tenant in the Building, and Landlord shall not be liable to Tenant for any violation of these rules and regulations by any other tenant or its agents or invitees.

        9.2. Protective Covenants. Tenant shall comply with, perform and be bound by the terms, covenants, provisions, and conditions contained in the Protective Covenants. For the purposes of this Lease, the term "Owner" as used in the Protective Covenants, shall be deemed to mean Tenant, except for the purposes of amending the Protective Covenants. In the absence of Landlord's express written agreement to the contrary, no amendment or revocation of the Protective Covenants shall serve to reduce or revoke Tenant's obligation to Landlord to perform and be bound by the Protective Covenants as presently in force.

        Tenant acknowledges that the Protective Covenants require that the owner and all occupants of the Building submit plans to the Architectural Review Committee ("ARC") governing the Building Community for review and approval prior to any change, addition or alteration to the Property or the interior of the Building which is visible from the exterior. The ARC's authority is created by the Protective Covenants and is independent of that of the Landlord or property owner.

        10. COMMON AREA.

        10.1. Definition of Common Area. As used herein, "Common Area" means those areas and facilities which may be furnished by Landlord on or near the Property, as designated by Landlord from time to time, intended for the general common use and benefit of all tenants of the Building and their agents, representatives, licensees, employees and invitees, including, without limitation, any and all stairs, landings, roofs, utility and mechanical rooms and equipment, service closets, corridors, elevators, lobbies, lavatories and other public areas of the Building and all parking areas, access roads, pedestrian walkways, plazas and landscaped areas.

        10.2. Use of Common Area. Tenant shall have the non-exclusive right to use the Common Area in common with Landlord, other tenants in the Building, and others entitled to the use thereof, subject to such reasonable rules and regulations governing the use of the Common Area as Landlord may from time to time prescribe and subject to such easements therein as Landlord may from time to time grant to others, provided such easements do not materially interfere with access to the Premises or the operation of Tenant's business. Tenant shall not obstruct in any way any portion of the Common Area or in any way interfere with the rights of other persons entitled to use the Common Area and shall not, without the prior written consent of Landlord, use the Common Area in any manner, directly or indirectly, for the location or display of any merchandise or property belonging to Tenant or for the location of signs relating to Tenant's operations in the Premises. The Common Area shall at all times be subject to the exclusive control and management of Landlord.

        10.3. Alterations to the Common Area. Landlord reserves the right at any time and from time to time (i) to change or alter the location, layout, nature or arrangement of the Common Area or any portion thereof, and (ii) to construct additional improvements on the Property and make alterations thereof or additions thereto and build additional stories on or in any such buildings or build adjoining same; provided, however, that no such change or alteration shall deprive Tenant of parking, access to the Premises or unreasonably interfere with the operation of Tenant's business or reduce the Rental Area of the Premises, unless such reduction is required by Federal, State or local laws or regulations, in which event, a reduction in the Premises shall be permitted with a commensurate reduction in rent, subject to Section 18 of this Lease. Landlord shall have the right to close temporarily all or any portion of the Common Area to such extent as may, in the reasonable opinion of Landlord, be necessary to prevent a dedication thereof to the public, provided that Tenant is not thereby denied access to the Premises, or for repairs, replacements or maintenance to the Common Area, provided such repairs, replacements or maintenance are performed expeditiously and in such a manner as not to deprive Tenant of access to the Premises or materially interfere with the operation of Tenant's business in the Premises.

        10.4. Maintenance. Landlord covenants to keep, maintain, manage and operate the Common Area in a manner consistent with the operation of a first class office building and to keep the sidewalks and driveways, if any, constituting a portion of the Common Area clean and reasonably clear of snow and ice. Landlord reserves the right of access to the Common Area through the Premises for the purposes of operation, decoration, cleaning, maintenance, safety, security, alterations and repairs.

        11. UTILITIES.

        11.1. Landlord shall provide water through a utility meter applicable to the Building. Tenant shall pay Landlord, as Additional Rent, its proportionate share of the total charges for water and sewage as reasonably determined by Landlord.

        11.2. Landlord may, at its sole option, install separate meters for each demised area within the Building to measure the consumption of water. In the event separate meters are installed, Tenant shall pay Landlord, as Additional Rent, the charges for water that are indicated by the meters applicable to the Premises and shall pay for the cost of installation and for the repair or replacement of these separate meters as necessary.

        11.3. Landlord shall provide separate meters to measure Tenant's usage of gas and electricity in the Premises. Tenant shall be solely responsible for the payment of all metered gas and electric service to the Premises (including, at Landlord's option, utility for exterior lighting) and shall pay for the cost of installation, repair and replacement of the separate meters as necessary.

        11.4. Landlord shall provide trash removal service for the Premises. Tenant shall deposit all garbage, trash, rubbish and refuse emanating from the Premises on a daily basis, in designated receptacles provided by Landlord. The cost for providing the receptacles and trash removal shall be included in Landlord's Operating Costs.

        11.5. Landlord shall not be liable to Tenant in damages or otherwise (i) if any utility shall become unavailable from any public utility company, public authority or any other person or entity (including Landlord) supplying or distributing such utility, (ii) for any disruption or discontinuance in the provision of any utility or service resulting from voluntary or compulsory compliance with rules, regulations, laws and guidelines of governmental authorities regulating the provision of such utilities and services, or (iii) for any interruption in any utility service caused by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control, and the same shall not constitute a termination of this Lease or an eviction of Tenant. If any failure to supply services continues uninterrupted for a period greater than ten (10) consecutive calendar days and thereby renders the Premises wholly or partially untenantable, the Annual Basic Rent shall be abated during such period of untenantability.

        12. COMPLIANCE WITH GOVERNMENTAL REGULATIONS.

        Tenant shall, at its sole expense, continually comply with all federal, state, and local laws, codes, ordinances, administrative and court orders and directives, rules, and regulations applicable to Tenant's use and occupancy of the Property, as are now or may subsequently be in effect during the Term. Tenant shall neither conduct nor permit to be conducted on the Property any business in violation of any county, state or federal law, ordinance or regulation applicable to the Property. Tenant shall pay directly to the proper agency all licenses, fees, and charges legally imposed upon the use of the Property by the Tenant.

        Landlord warrants and represents to Tenant that, as of the Lease Commencement Date, Landlord is in the process of implementing a compliance plan for the Property, which is intended to comply substantially with the requirements of The Americans With Disabilities Act of 1990, and Landlord will proceed to execute such plan throughout the Term, subject to the provisions of Sections 7 and 15.1 of this Lease.

        Subject to the foregoing paragraph, Landlord, at its sole cost and expense, shall conform to and comply with and shall cause the Property, excluding the Premises to conform to and comply with all federal, state, county, municipal and other governmental statues, laws, rules, orders, regulations, and ordinances applicable to Landlord or resulting from Landlord's use of the Property, excluding the Premises.

        13. LOSS, DAMAGE AND INJURY.

        To the maximum extent permitted by law, Tenant shall occupy and use the Premises, the Building and the Common Area at Tenant's own risk. Consistent with the provisions of subsection 16.4, Tenant's Personal Property and personal items of those claiming by, through or under Tenant, located in or on the Premises or the Building shall be and remain at the sole risk of Tenant or such other person.

        No representation, guaranty, assurance, or warranty is made or given by Landlord that the communications or security systems, devices or procedures used, if any, will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of any of Tenant's Personal Property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems, devices, or procedures without liability to Tenant.

        14. MAINTENANCE AND REPAIRS BY LANDLORD.

        14.1. Care and Maintenance. Landlord shall, at Tenant's expense in accordance with and subject to Section 7, maintain the exterior of the Building (including exterior door and window glass) and the grounds upon which the Building is located. This obligation includes, but is not limited to: painting, cleaning and maintenance of the exterior of the Building, including exterior windows, the care, cutting and maintenance, including replacement, of all lawns, plantings and shrubbery; snow removal; the maintenance of any detention or storm water management pond, irrigation system or preservation areas; the cleaning, vacuuming, resealing, and restriping of all paved surfaces on the Lot; and the repair and maintenance of all exterior building-mounted and parking lot lighting, exterior sewer and water lines, and all Building identification signs.

        14.2. Landlord's Other Repair Obligations. Except as otherwise provided in this Article, Landlord shall make all other ordinary and necessary repairs to the structural portions of the Building, the expense of which shall be included in Operating Costs to the extent permitted in Section 7.

        14.3. Damage Caused by Tenant. Anything contained in this Article to the contrary notwithstanding, Tenant shall be obligated to reimburse Landlord within thirty (30) days of demand for the cost of any repairs to the Premises, Building or Property not covered by insurance and necessitated by the negligence of Tenant, its agents, servants, employees, licensees, or by any contractor engaged by or on behalf of Tenant. Tenant shall also be obligated to reimburse Landlord within thirty (30) days of demand for the cost of any repairs of damage to any paved surface or grounds on the Lot which are caused by the excessive weight of vehicles owned or operated by Tenant, its agents, servants, employees, licensees, or guests or by any subcontractor engaged by or on behalf of Tenant. The cost of these repairs shall be deemed Additional Rent.

        14.4. Landlord's Failure to Repair. Anything contained in this Lease to the contrary notwithstanding, Landlord shall not be obligated to make any repairs, nor shall it be liable to Tenant or any other person, for any claim or injury arising out of Landlord's failure to make any repairs under the terms of this Lease, unless Tenant gives Landlord prompt written notice of the condition requiring repair upon discovery and Landlord has not made a timely effort to effect the needed repair, unless the repair is such that Landlord, in its duties, should be aware of. There shall be no abatement in rents due and payable hereunder and no liability on the part of Landlord by reason of any inconvenience or annoyance arising from Landlord's making repairs, additions or improvements to the Building in accordance with its obligations hereunder.

        In an emergency, Landlord shall use all reasonable efforts to commence the repair within twenty-four (24) hours after notification from Tenant and shall diligently work to complete the same. In all other instances, Landlord shall commence repairs as soon as reasonably possible after notice from Tenant and shall diligently work to complete the same. In the event Landlord fails to commence and diligently pursue any repairs or provide services for which Landlord is responsible within thirty (30) days after written notice from Tenant of the need for repair or such services, Tenant shall have the right with notice to Landlord at the notice address to perform the repairs or provide such services and Landlord shall reimburse Tenant for the reasonable cost of repair or provision of services.

        15. ALTERATIONS, TITLE AND PERSONAL PROPERTY.

        15.1. Alterations. After the completion of the Tenant's work needed to open the Premises, Tenant shall in no event make or permit to be made any alteration, modification, substitution or other change of any nature to the mechanical, electrical, plumbing, HVAC , and sprinkler systems within or serving the Premises. After completion of Tenant's Improvements within the Premises, Tenant shall not make or permit any other improvements, alterations, fixed decorations, substitutions or modifications, structural or otherwise, to the Premises or the Building ("Alterations") without the prior written approval of Landlord. Landlord shall not unreasonably withhold or delay its consent to Alterations which do not affect the structural, mechanical, plumbing or electrical elements or systems of the Building and which are not visible from outside the Premises, provided such work conforms with the design criteria, standards and architectural guidelines for the Building. Landlord's approval shall include the conditions under which acceptable Alterations may be made. Alterations shall include, but not be limited to, the installation or modification of carpeting, walls, partitions, counters, doors, shelves, lighting fixtures, hardware, locks, ceiling, window and wall coverings; but shall not include the initial Tenant's Improvements placed within the Premises pursuant to
Section 5.1. All Alterations shall be based on complete plans and specifications prepared and submitted by Tenant to Landlord for approval, except in the instance of cosmetic changes, such as painting and carpeting, in which case Tenant shall provide Landlord with samples showing colors, styles, etc. Tenant shall be responsible for the cost of any additional improvements within the Premises or the Common Area required by The Americans with Disabilities Act of 1990 as a result of Tenant's Alterations.

        Notwithstanding the foregoing, Landlord shall not require approval for any interior Alteration which meets the following criteria: (a) such Alteration is nonstructural and does not affect the mechanical systems outside the Premises; (b) such Alteration complies with the design criteria for the Building; and (c) such Alteration does not require the approval of the Architectural Review Committee governing the Building.

        If Tenant makes any Alterations without the prior consent of Landlord, then, in addition to Landlord's other remedies, Landlord may correct or remove such Alterations and Tenant shall pay the cost thereof, as Additional Rent, on demand.

        In making any permitted Alterations as well as in its use of the Premises, Tenant shall, at its sole expense, fully comply with all applicable federal, state and local laws, ordinances, and regulations, including the acquisition of permits and the payment of fees, as well as any requirements imposed by Landlord's insurer. Tenant shall save Landlord harmless for and on account of all charges or damages if it shall fail to comply. To the extent that any additional improvements are required by law to be made to the Building as a result of Tenant's Alterations, all such improvements shall be made by Tenant at its sole cost and shall conform to plans and specifications approved by Landlord as aforesaid.

        15.2. Title. The Tenant Improvements, all Alterations and all equipment, machinery, furniture, furnishings, and other property or improvements installed or located in the Premises by or on behalf of Landlord or Tenant, other than Tenant's Personal Property, shall remain upon and be surrendered to Landlord with the Premises as a part thereof at the end of the Term. Notwithstanding the foregoing, Landlord shall, upon approval of any Alterations (not the initial Tenant Improvements), advise Tenant in writing what Alterations it will require Tenant to remove at the end of the Term, and thereupon, Landlord shall at Tenant's sole expense, cause such Alterations to be removed and restore the Premises to its condition prior to the making of such Alterations, reasonable wear and tear and casualty excepted. Tenant shall promptly reimburse Landlord, as Additional Rent, for the cost of such work, which reimbursement obligation shall survive termination of the Lease.

        15.3. Tenant's Personal Property. "Tenant's Personal Property" means all equipment, machinery, furniture, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord and which (a) is not used, or was not procured for use, in connection with the operation, maintenance or protection of the Premises or the Building; (b) is removable without damage to the Premises or the Building; and
(c) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise. Notwithstanding any other provision of this Lease, Tenant's Personal Property shall not include Building Service Equipment, any Alterations or any improvements or other property installed or placed in or on the Premises as part of Tenant's Improvements, whether or not installed at Tenant's expense. Tenant shall promptly pay all personal property taxes on Tenant's Personal Property, as applicable. Tenant may remove all Tenant's Personal Property from the Premises at any time, including the termination of this Lease. Any property belonging to Tenant or any other person which is left in the Premises after the date the Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to declare itself the owner of such property and to dispose of it in whatever manner Landlord considers appropriate without waiving its right to claim from Tenant all expenses and damages caused by Tenant's failure to remove such property, and Tenant shall not have any right to compensation or claim against Landlord as a result.

        16. INSURANCE.

        16.1. Tenant's Insurance. Tenant, at its expense, shall obtain and maintain in effect as long as this Lease remains in effect and during such other time as Tenant occupies the Premises or any part thereof insurance policies in accordance with the following provisions.

        A. Coverage.

                (i) commercial general liability insurance policy, including insurance against assumed or contractual liability under this Lease, with respect to the Property, to afford protection with limits, per occurrence, of not less than Two Million Dollars ($2,000,000), combined single limit, with respect to personal injury, bodily injury, including death, and property damage and Four Million Dollars ($4,000,000) aggregate (occurrence form), such insurance to provide for no deductible;

                (ii) all-risk property insurance policy, including theft, written at replacement cost value and with replacement cost endorsement, covering the HVAC system and all of Tenant's Personal Property in the Premises, and covering loss of income resulting from casualty, and comprehensive boiler and machinery insurance with an endorsement covering off-Premises service interruption (i.e. all Building Service Equipment, including HVAC), such insurance to provide for no deductible greater than Five Thousand Dollars ($5,000).

                (iii) worker's compensation or similar insurance policy offering statutory coverage and containing statutory limits, which policy shall also provide Employer's Liability Coverage of not less than Five Hundred Thousand Dollars ($500,000) per occurrence.

                (iv) Tenant shall require any construction contractor retained by it to perform work on the Premises to carry and maintain, at no expense to Landlord, during such times as contractor is working in the Premises, a non-deductible (a) commercial general liability insurance policy, including, but not limited to, contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than Two Million Dollars ($2,000,000), combined single limit, and with respect to personal injury and death and property damage, Four Million Dollars ($4,000,000) aggregate (occurrence form) and Two Million Dollars ($2,000,000) aggregate completed operations; (b) automobile liability insurance in the amount of One Million Dollars ($1,000,000) combined single limit for bodily injury and property damage; (c) worker's compensation insurance or similar insurance in form and amounts as required by law; and (d) any other insurance reasonably required of Tenant by Landlord or any Mortgagee.

                (v) Notwithstanding anything set forth above in this subsection
16.1 to the contrary, all dollar limits specified herein shall be increased from time to time as reasonably necessary to effect economically equivalent insurance coverage, or coverage deemed adequate in light of then existing circumstances.

        B. Policies.

        Such policies shall be maintained with companies licensed to do business in the State where the Premises are located and in form reasonably acceptable to Landlord and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Such policies shall be provided on an occurrence form basis unless otherwise approved by Landlord and shall include Landlord and its managing agent as additional insured as to coverage under paragraphs 16.1.A.(i) and 16.1.A.(iv). Such policies shall also contain a waiver of subrogation provision and a provision stating that such policy or policies shall not be canceled, non-renewed, reduced in coverage or materially altered except after thirty (30) day's written notice, said notice to be given in the manner required by this Lease to Landlord, Attention: Risk Management Department. All such policies of insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times during the Term of this Lease and all other times during which Tenant shall occupy the Premises. Tenant shall deposit the policy or policies of such required insurance or certificates thereof with Landlord prior to the Lease Commencement Date.

        16.2. Tenant's Failure to Insure. If Tenant shall fail to obtain insurance as required under this Section 16, Landlord may, but shall not be obligated to, obtain such insurance, and in such event, Tenant shall pay, as Additional Rent, the premium for such insurance upon demand by Landlord.

        16.3. Compliance with Policies. Tenant shall not do or allow to be done, or keep, or allow to be kept, anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire, other casualty, or any other cause, including without limitation, public liability, or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If any act or failure to act by Tenant in and about the Building and the Premises shall cause the rates with respect to Landlord's insurance policies to be increased beyond those rates that would normally be applicable for such limits of coverage, Tenant shall pay, as Additional Rent, the amount of any such increases upon demand by Landlord.

        16.4. Waiver of Right of Recovery. Except as provided in Section 8.3, neither party, including Landlord's managing agent, shall be liable to the other party, including Landlord's managing agent, or to any insurance company (by way of subrogation or otherwise) insuring the other party, for any loss or damage to any building, structure or other tangible property, or loss of income resulting therefrom, or losses under worker's compensation laws and benefits even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. The provisions of this Section 16.4 shall not limit the indemnification for liability to third parties pursuant to Section 22.

        16.5. Landlord's Insurance. Landlord shall carry commercial general liability insurance with regard to the Property and all-risk property insurance on the Building, including Tenant Improvements, Alterations, but not the heating, ventilating and air-conditioning system or Tenant's Personal Property Landlord shall not be obligated to repair any damage to the heating, ventilating and air-conditioning system or Tenant's Personal Property or replace the same.

        17. DAMAGE AND DESTRUCTION.

        17.1. Landlord's Obligation to Repair and Reconstruct. If, as the result of fire, the elements, accident or other casualty (any of such causes being referred to herein as a "Casualty"), the Premises shall be rendered wholly or partially untenantable (damaged to such an extent as to preclude Tenant's use of the Premises for the purposes originally intended), then, subject to the provisions of subsection 17.2, Landlord shall cause such damage to be repaired, including Tenant Improvements and Alterations, and the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder) shall be abated proportionately as to the portion of the Premises rendered untenantable during the period of such untenantability. All such repairs shall be made at the expense of Landlord, subject to the Tenant's responsibilities set forth herein. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's Personal Property, all of which replacement or repair shall be undertaken and completed by Tenant, at Tenant's expense.

        If the Premises shall be damaged by Casualty, but the Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly cause such damage to be repaired and there shall be no abatement of rent reserved hereunder.

        17.2. Termination of Lease. (A) If the Premises are (1) rendered wholly untenantable, or (2) materially damaged as a result of any cause which is not covered by Landlord's insurance, or (B) if the Building is damaged to the extent of fifty percent (50%) or more of the gross leasable area thereof, or (C) if, for reasons beyond Landlord's control or by virtue of the terms of any financing of the Building, sufficient insurance proceeds are not available for the reconstruction or restoration of the Building or Premises, then, in any of such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of such event, or after the insufficiency of such proceeds becomes known to Landlord, whichever is applicable, provided Landlord terminates the leases of all other tenants similarly affected by such casualty. If such notice is given, the rights and obligations of the parties shall cease as of the date set forth in such notice, and the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder) shall be adjusted as of the date set forth in such notice, or, if the Premises were rendered untenantable, as of the date of the Casualty. Landlord agrees to cooperate to the extent possible under the circumstances, with Tenant with regard to delaying the termination notice period while Tenant locates an alternative premises.

        Within ninety (90) days following a Casualty, Landlord shall notify Tenant in writing of the date on which Landlord, in its best professional judgment, estimates restoration will be substantially completed. If restoration is expected to exceed one hundred eighty (180) days from the date of Landlord's notice, then Tenant shall have the right to terminate this Lease on written notice to Landlord within fifteen (15) days after receipt of Landlord's notice.

        17.3. Demolition of the Building. If the Building shall be so substantially damaged that it is reasonably necessary, in Landlord's judgment, to demolish the Building for the purpose of reconstruction, Landlord may demolish the same, in which event the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder) shall be abated to the same extent as if the Premises were rendered wholly untenantable by a Casualty.

        17.4. Insurance Proceeds. If the Lease is not terminated pursuant to subsection 17.2, Landlord shall, subject to the terms of any Mortgage, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Building in accordance with subsection 17.1 hereof. All insurance proceeds payable with respect to the Premises and the Building shall belong to and shall be payable to Landlord. Notwithstanding anything to the contrary, Tenant shall be entitled to receive all proceeds payable with respect to Tenant's Personal Property.

        18. CONDEMNATION.

        18.1. Termination. If either the entire Premises or the Building shall be acquired or condemned by any governmental authority under its power of eminent domain for any public or quasi-public use or purpose, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the rents hereunder shall be abated on that date. Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition and all rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be reduced in the same proportion as the portion of the floor area of the Premises so taken. If less than the whole but more than twenty percent (20%) of the Rental Area of the Premises or more than twenty percent (20%) of the total area of the Building (even if the Premises are unaffected) or such portion of the Common Area as shall render the Premises or the Building untenantable should be so acquired or condemned, Landlord and Tenant shall each have the option to terminate this Lease by notice given to the other within ninety (90) days of such taking. In the event that such a notice of termination is given, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder, or by reason of Landlord's having provided Tenant with additional services hereunder) shall be adjusted as of such date.

        If (a) neither Landlord nor Tenant shall exercise their respective options to terminate this Lease, as hereinabove set forth, or (b) some lesser portion of the Premises or the Building or Common Area, which does not give rise to a right to terminate pursuant to this subsection 18.1, is taken by the condemning authority, this Lease shall continue in force and effect, but from and after the date of the vesting of title in the condemning authority, the Annual Basic Rent payable hereunder during the unexpired portion of the Term shall be reduced in proportion to the reduction in the total Rental Area of the Premises, and any Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder, or by reason of Landlord's having provided Tenant with additional services hereunder) payable pursuant to the terms hereof shall be adjusted to reflect the diminution of the Premises and/or the Building, as the case may be.

        18.2. Rights to Award. Tenant shall have no claim against Landlord arising out of the taking or condemnation, or arising out of the cancellation of this Lease as a result of any such taking or condemnation, or for any portion of the amount that may be awarded as damages as a result of any taking or condemnation, or for the value of any unexpired portion of the Term, or for any property lost through condemnation, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award with regard to the Premises; provided, however, that, in the event of a total taking, Tenant may assert any claim it may have against the condemning authority for compensation for Tenant's Personal Property lost thereby, loss of income, and for any relocation expenses compensable by statute and receive such awards therefor as may be allowed in the condemnation proceedings provided that such awards shall be made in addition to, and stated separately from, the award made for the Building, the underlying land and the Premises. Landlord shall have no obligation to contest any taking or condemnation.

        19. BANKRUPTCY.

        19.1. Event of Bankruptcy. For purposes of this Lease, each of the following shall be deemed an "Event of Tenant's Bankruptcy":

                (a) if Tenant becomes insolvent, as defined in the Bankruptcy Code, or under the Insolvency Laws;

                (b) the commencement of any action or proceeding for the dissolution or liquidation of Tenant or for the appointment of a receiver or trustee of the property of Tenant, whether instituted by or against Tenant, if not bonded or discharged within thirty (30) days of the date of the commencement of such proceeding or action;

                (c) if Tenant files a voluntary petition under the Bankruptcy Code or Insolvency Laws;

                (d) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency laws, which is not dismissed within sixty
                        (60) days of filing, or results in issuance of an order for relief against the debtor; and

                (e) if Tenant makes or consents to an assignment of its assets (other than in the normal course of financing), in whole or in part, for the benefit of creditors, or to a common law composition of creditors.

        As used herein, (i) "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. Section 101 et. seq. as amended or any successor statute and (ii) Insolvency Laws means the insolvency laws of any state or territory of the United States.

        19.2. Assumption by Trustee. If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease under Section 20 hereof shall be subject to the applicable rights (if any) of the Trustee in Bankruptcy to assume or assign this Lease as then provided for in the Bankruptcy Code.

        19.3. Tenant's Guarantor's Bankruptcy. Notwithstanding any of the other provisions of this Lease, in the event Tenant's obligations under this Lease are guaranteed by a guarantor, and said guarantor shall voluntarily or involuntarily come under the jurisdiction of the Bankruptcy Code, and thereafter said guarantor or its trustee in bankruptcy, under the authority of and pursuant to applicable provisions thereof, shall determine to assign the guarantee obligations of said guarantor hereunder, Tenant and its said guarantor agree that (a) said guarantor or its trustee will provide Landlord sufficient information enabling it to independently determine whether Landlord will incur actual and substantial detriment by reason of such assignment, and (b) "adequate assurance of future performance" in regard to such guarantee obligations of said guarantor, as that term is generally defined under the Bankruptcy Code, will be provided to Landlord by said guarantor or its trustee and its assignee as a condition of said assignment.

        20. DEFAULT PROVISIONS AND REMEDIES.

        20.1. Events of Default. Each of the following shall be deemed an Event of Default by Tenant under this Lease:

                a. failure of Tenant to pay Annual Basic Rent, Additional Rent, or any other sum required to be paid under the terms of this Lease, including late charges, within ten (10) days after notice from Landlord of non-payment;

                b. failure by Tenant to perform or observe any other term, covenant, agreement or condition of this Lease, on the part of Tenant to be performed (other than those obligations of Tenant set forth in subsection 16.2 for which Tenant shall be entitled to receive no prior notice, and other than the conditions set forth in paragraphs 20.1.a, c, d, e, f and g, which shall be governed solely by the provisions set forth herein), within thirty (30) days after notice thereof from the Landlord, unless such performance shall reasonably require a longer period, in which case Tenant shall not be deemed in default if Tenant commences the required performance promptly and thereafter pursues and completes such action diligently and expeditiously and in any event within not more than thirty (30) days;

                c. the filing of a tax or mechanic's lien, suit or claim against any property of Tenant which is not bonded or discharged and/or dismissed within thirty (30) days of the date such lien is filed;

                d. abandonment of the Premises by Tenant; provided, however, that Tenant shall not be deemed to be in default hereunder so long as Tenant shall continue the payment of Annual Basic Rent and Additional Rent under this Lease;

                e. an Event of Tenant's Bankruptcy;

                f. the sale of Tenant's interest in the Premises under attachment, execution or similar legal process; and

                g. the failure of Tenant to vacate the Premises upon the expiration of the Term, subject to Section 26 of this Lease, or the earlier termination thereof pursuant to the other provisions hereof.

        20.2. Remedies. Upon the occurrence of an Event of Default, Landlord, upon three (3) days written notice to Tenant in any instance (except where expressly provided for herein), may do any one or more of the following:

        (a)     Intentionally deleted

        (b) perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be payable by Tenant to Landlord, as Additional Rent, upon demand. Notwithstanding the provisions of this clause (b) and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (b) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency;

        (c) elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and reenter the Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant with resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

        (d) exercise any other legal or equitable right or remedy which it may have.

        Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be paid to Landlord by Tenant, as Additional Rent, upon demand.

        20.3. Damages. If this Lease is terminated by Landlord pursuant to subsection 20.2.(c), Tenant nevertheless shall remain liable for (a) any Annual Basic Rent, Additional Rent, and damages which may be due or sustained prior to such termination and (b) all reasonable "out-of-pocket" costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder in the nature of attorney's fees as awarded by the court in such action, and all "out-of-pocket" costs, fees and expenses incurred by Landlord in re-leasing the Premises which relate to the balance of the Term in the nature of alterations [limited, however, to the pro-rated cost of such alterations, said pro-ration to be equal to the cost of the tenant improvements provided by Landlord in connection with such re-leasing multiplied by a fraction the numerator of which shall be the unexpired portion of the Term of this Lease (i. e., that portion of the Term of this Lease commencing with the date of termination thereof by Landlord pursuant to subsection 20.2.(c) and ending with the Lease Termination Date set forth in Section l.D.(3) and the denominator of which shall be the term of the new lease executed by Landlord with respect to the aforesaid re-leasing]and any reasonable and standard leasing commissions paid in connection therewith, plus at the election of Landlord either:

        (i) damages in an amount or amounts equal to the rent which, but for termination of this Lease, would have become due during the remainder of the Term, less the amount or amounts of rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any Additional Rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following termination of the Lease and continuing until the date on which the Term would have expired but for such termination, and any suit or action brought to collect any such damages for any month shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month by a similar proceeding; or

        (ii) damages in an amount equal to the present worth (as of the date of such termination) of rent which, but for termination of this Lease, would have become due during the remainder of the Term, less the fair rental value of the Premises, as determined by an independent reputable real estate appraiser named by Landlord, in which case such damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the Default Rate until paid. For purposes of this clause (ii), "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the location of the Property.

        Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to Section 20.2.

        If this Lease is terminated pursuant to Section 20.2., Landlord may re-lease the Premises or any part thereof, alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine. The failure or refusal of Landlord to re-lease the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages.

        Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

        Notwithstanding anything to the contrary in this Section 20.3, Landlord shall use reasonable efforts to re-lease the Premises, provided that Landlord shall not be required to (i) use methods or procedures other than its usual methods and procedures for finding tenants for comparable space in the

Building; (ii) lease the Premises in preference to any other space in the Building available for lease, regardless of when such other space became available for lease; (iii) lease the Premises at rents lower than the rate at which Landlord would otherwise offer such space to a third party; (iv) to make improvements to the Premises at Landlord's expense; and (v) lease the Premises for any purpose or use other than that specifically permitted by this Lease. Landlord shall not be liable to Tenant for Landlord's failure to re-lease the Premises despite the exercise of reasonable efforts pursuant to this paragraph, and no such re-leasing shall relieve Tenant of its obligations under the terms of this Lease, including, without limitation, the payment of rent as set forth herein.

        20.4. No Waiver. No act or omission by Landlord shall be deemed to be an acceptance of a surrender of the Premises or a termination of Tenant's liabilities hereunder, unless Landlord shall execute a written release of Tenant. Tenant's liability hereunder shall not be terminated by the execution by Landlord of any new lease for all or any portion of the Premises or the acceptance of rent from any assignee or subtenant.

        20.5. Remedies Not Exclusive. All rights and remedies of Landlord set forth in this Lease shall be cumulative, and none shall exclude any other right or remedy, now or hereafter allowed by or available under any statute, ordinance, rule of court, or the common law, either at law or in equity, or both. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums shall mature hereunder. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants, terms and conditions of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or a relinquishment for the future, of such covenant, term, condition, right or option, but the same shall continue and remain in full force and effect unless the contrary is expressed by Landlord in writing. The receipt by Landlord of rents hereunder, with knowledge of the breach of any covenant hereof or the receipt by Landlord of less than the full rent due hereunder, shall not be deemed a waiver of such breach or of Landlord's right to receive the full rents hereunder, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

        20.6. Persistent Failure to Pay Rent. In addition to any other remedies available to Landlord pursuant to this Lease or by law, Landlord may, at any time throughout the Term of this Lease, terminate this Lease upon Tenant's default on three (3) separate occasions during any twelve (12) month period under subsection 20.1.a, regardless of whether or not such prior defaults have been cured. Termination, pursuant to this subsection 20.6, shall be effective upon Landlord's delivery to Tenant of a notice of termination; provided, however, that, with respect to any Rental Year within the Term, Landlord shall only be entitled to exercise such right of termination within six (6) months of the third Event of Default occurring within such Rental Year.

        21. Intentionally Omitted.

        22. INDEMNITY.

        To the maximum extent permitted by law, Tenant shall indemnify, hold harmless and (at Landlord's option) defend Landlord, its agents, servants and employees from and against all claims, actions, losses, costs and expenses (including attorneys' and other professional fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred or suffered by any third parties to the extent arising directly or indirectly from (a) any default by Tenant under the terms of this Lease, (b) the use or occupancy of the Property by Tenant or any person claiming through or under Tenant, and/or (c) any acts or omissions of Tenant or any contractor, agent, employee, invitee or licensee of Tenant in or about the Property. The foregoing indemnity is in addition to, and not in substitution for, any indemnity given by Tenant to Landlord under Section 8.3.

        To the maximum extent permitted by law, Landlord shall indemnify, hold harmless and defend Tenant, its agents, servants and employees from and against all claims, actions, losses, costs and expenses (including attorneys' and other professional fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred or suffered by any third party to the extent arising directly or indirectly from (a) any default by Landlord under the terms of this Lease, (b) the use or occupancy of the Common Area by Landlord or its contractors, agents, or employees, and/or (c) any acts or omissions of Landlord or any contractor, agent, or employee of Landlord in or about the Common Area. This paragraph is in addition to the indemnity contained in Section 8.3.

        23. LIMITATION ON LANDLORD LIABILITY.

        The term "Landlord" as used in this Lease shall mean only the owner or the Mortgagee or its trustees, as the case may be, then in possession of the Property so that in the event of any transfer by Landlord of its interest in the Property, the Landlord in possession immediately prior to such transfer shall be, and hereby is, entirely released and discharged from all covenants, obligations and liabilities of Landlord under this Lease accruing after such transfer and notice to Tenant. In consideration of the benefits accruing hereunder, Tenant, for itself, its successors and assigns, covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by the Landlord, and notwithstanding anything to the contrary contained elsewhere in this Lease, the remedies of Tenant under this Lease shall be solely and exclusively limited to Landlord's interest in the Property.

        24. LANDLORD OBLIGATIONS.

        Landlord agrees to perform all of its obligations under this Lease in a first class manner consistent with the standards applicable to similar buildings in the vicinity of the Building. Landlord shall be excused for the period of any delay in the performance of any of its obligations when the delay is due to any cause or causes beyond Landlord's control which include, without limitation, acts of God, all labor disputes, governmental regulations or controls, civil unrest, war, adverse weather condition, fire or other casualty, inability to obtain any material, services, or financing unless otherwise provided for in this Lease. Except where specifically set forth in this Lease, there shall be no abatement, set-off or deduction of Annual Basic Rent or Additional Rent due under this Lease.

        25. ASSIGNMENT AND SUBLETTING.

        25.1. Prohibited Without Landlord's Consent. Tenant agrees for itself and its permitted successors and assigns in interest hereunder that it will not
(a) assign or otherwise transfer, mortgage or otherwise encumber this Lease or any of its rights hereunder; (b) sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any person other than Tenant; and/or (c) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law (each of the events referred to in the foregoing clauses (a), (b) and (c) being hereinafter referred to as a "Transfer"), without the prior written consent of Landlord in each instance first obtained, which consent may be given or withheld in Landlord's sole and absolute subjective discretion, and any consent given shall not constitute a consent to any subsequent Transfer. Any attempted Transfer without Landlord's consent shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee, or occupant. No Transfer, regardless of whether Landlord's consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person guaranteeing the obligations of Tenant hereunder.

Tenant hereby indemnifies Landlord against liability resulting from any claim made against Landlord by any assignee or subtenant or by any broker claiming a commission in connection with the proposed Transfer.

        Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to a sublet or assignment of this Lease by Tenant provided that: (a) the proposed transferee has a net worth of at least Fifteen Million Dollars and No Cents ($15,000,000.00) at time of proposed transfer based on financial information about such transferee provided by Tenant or such transferee; (b) the proposed use of the Premises by the proposed transferee is permitted by this Lease and is compatible with the operation of the Building; (c) the proposed transferee is not an existing tenant in the Building or was not a prospect for the Building within six (6) months prior to the proposed Transfer, and (d) an Event of Default does not exist under this Lease.

        Notwithstanding anything herein to the contrary, provided Tenant is not in default of any term, covenant or condition of this Lease beyond any applicable notice and cure or grace period, Tenant shall have the right without Landlord's consent to Transfer this Lease (i) to a parent, subsidiary or affiliate of Tenant or any franchisee of Tenant or Tenant's parent, subsidiary, or affiliate or (ii) in connection with a merger or consolidation or a sale of all or substantially all of Tenant's assets in the Baltimore/Washington metropolitan area or sale or transfer of all or substantially all of Tenant's other stores in the Baltimore/Washington metropolitan area which could be transferred by asset purchase agreement or stock sale. Tenant shall deliver written notice to Landlord of such Transfer. The foregoing consent does not constitute a waiver of the right of Landlord to consent to any other future subletting or with regard to any other assignment.

        25.2. Stock Transfer. If Tenant or any Guarantor is a privately-held corporation, then each of the following events shall be deemed a prohibited Transfer under this Section 25 if such event results in a change in control of Tenant or Guarantor: any transfer of Tenant's or Guarantor's issued and outstanding capital stock; any issuance of additional capital stock; or the redemption of any issued and outstanding stock. If Tenant or any Guarantor is a partnership, any Transfer of any interest in the partnership or any other change in the composition of the partnership, which results in a change in management of Tenant or Guarantor from the person or persons managing the partnership as of the date hereof, shall be deemed a prohibited Transfer under this Section 25.

        Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to a transfer or change of ownership of the voting corporate stock of Tenant which results in a change in control of Tenant, provided that (a) the net assets of the Tenant are not substantially decreased by the change in the corporate stock ownership; (b) Tenant, on demand from Landlord, properly documents any changes in the net assets of Tenant caused by the change in control of Tenant, so that Landlord can make an accurate judgment as to (a) hereof; and (c) Tenant, after the change in control, continues to use the Premises for uses permitted under this Lease and operates its business in a manner which is consistent with the standards of operation for this Building. The foregoing does not constitute a waiver of the right of Landlord to consent to any subletting or any assignment.

        25.3. Rents from Transfer. In the event Landlord shall consent to a subletting of this Lease and the amount of the sub-rents to be paid to Tenant by any such sublessee is greater than the rents required to be paid by Tenant to Landlord pursuant to this Lease, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of any such excess upon receipt thereof by Tenant from such sublessee net of all costs of consummating such sublease (including brokerage commission, reasonable attorneys' fees and renovation costs), any improvement allowance or other economic concession (planning allowance, moving expense, etc.) paid by Tenant to sublessee. The foregoing shall not apply to permitted subletting pursuant to Section 25.1 above.

        25.4. Procedure for Obtaining Landlord's Consent.

A. In the event that, at any time or from time to time during the Term, Tenant desires to Transfer this Lease in whole or in part (other than pursuant to Section 25.1), whether by operation of law or otherwise, Tenant shall submit to Landlord for its consideration (a) in writing, the name and address of the proposed subtenant or assignee, a reasonably detailed statement of the proposed subtenant's or assignee's business experience and reasonably detailed financial references and information concerning the financial condition of the proposed subtenant or assignee, (b) a disclosure of the rents to be paid by any subtenant in excess of the rents reserved hereunder and (c) if a subletting, a description of the area of the Premises to be sublet. In connection with a Transfer other than to an affiliate, parent, or subsidiary corporation of Tenant, Tenant agrees to pay Landlord, as Additional Rent, (i) a transfer fee of One Thousand Dollars ($1,000) prior to the effective date of any Transfer in order to reimburse Landlord for its internal costs and expenses and legal costs incurred in making investigations as to the acceptability of a proposed subtenant or assignee, including without limitation, costs incurred in connection with the review of financial materials, meetings with representatives of Transferor and/or Transferee and preparation, review, approval and execution of the required Transfer documentation; and (ii) any due but unpaid rent.

        B. Landlord's consent to an assignment of this Lease shall be effective only upon the execution by Tenant, the assignee and Landlord of an assignment document prepared by Landlord, in which such assignee shall agree to assume, observe, perform, and be bound by all of Tenant's obligations under this Lease and Tenant shall agree to remain primarily liable for such obligations.

        Any consent by Landlord to a subletting of all or a portion of the Premises shall be deemed to have been given only upon the delivery by Landlord to Tenant of a consent document prepared and executed by Landlord expressly consenting to such subletting.

        Landlord agrees not to unreasonably withhold or delay its response to a request made by Tenant to Landlord for approval of an assignment or a subletting or to unreasonably delay the preparation of the consent document and/or assignment document to be prepared by Landlord in connection with its consent to such assignment or subletting (if Landlord so consents to such assignment or subletting).

        26. HOLDING OVER.

        Tenant agrees to vacate the Premises at the end of the Term, and Landlord shall be entitled to the benefit of all summary proceedings to recover possession of the Premises at the end of the Term. If Tenant remains in possession of the Premises after the expiration of the Term, such action shall not renew this Lease by operation of law and nothing herein shall be deemed as a consent by Landlord to Tenant's remaining in the Premises. If Tenant fails to vacate the Premises as required, Landlord may consider Tenant as either (a) a "Tenant-at-Will" (i.e. month-to-month tenant) liable for the payment of rent at the then market rate as determined by Landlord or (b) as a "Tenant-Holding Over" liable for an amount equal to one hundred and fifty percent (150%) of the Annual Basic Rent, and Additional Rent, reserved hereunder applicable to the period of the holdover. In either event, all other covenants of this Lease shall remain in full force and effect.

        Notwithstanding the foregoing, Landlord shall not consider Tenant as a Tenant-Holding Over for the first thirty (30) days after the Termination Date provided Landlord deems both parties are in good faith negotiations for purposes of extending the Term.

        27. SUBORDINATION AND ATTORNMENT.

        This Lease is subject and subordinate to the liens of all mortgages, deeds of trust and other security instruments now or hereafter placed upon the Building or the Property or any portion thereof and all ground and other underlying leases from which Landlord's interest is derived (said mortgages, deeds of trust, other security instruments, and ground leases being hereinafter referred to as "Mortgages" and the mortgagees, beneficiaries, secured parties, and ground lessors thereunder from time to time being hereinafter called "Mortgagees"), and to any and all renewals, extensions, modifications, or refinancings thereof, without any further act of the Tenant, provided that any such future Mortgagee first agrees in writing that in the event of foreclosure, this Lease shall not be disturbed provided Tenant is not in default beyond any applicable notice or cure period. If requested by Landlord, however, Tenant shall promptly execute any certificate or other document confirming such subordination. Tenant agrees that, if any proceedings are brought for the foreclosure of any of the Mortgages, Tenant, shall attorn to the purchaser, recognize the purchaser as the landlord under this Lease, and make all payments required hereunder to such new landlord without any deduction or set-off of any kind whatsoever. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give, or purport to give, Tenant any right to terminate this Lease or to alter the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

        Notwithstanding anything contained herein to the contrary, any Mortgagee may at any time subordinate the lien of its Mortgages to the operation and effect of this Lease without obtaining the Tenant's consent thereto, by giving the Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such Mortgages without regard to the respective dates of execution and/or recordation of such Mortgages and this Lease and thereafter such Mortgagee shall have the same rights as to this Lease as it would have had were this Lease executed and delivered before the execution of such Mortgages.

        If, in connection with obtaining financing for the Building, a Mortgagee shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially adversely increase the obligations of Tenant hereunder, or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Premises, or increase the amount of Annual Basic Rent and Additional Rent payable hereunder.

        28. ESTOPPEL CERTIFICATES.

        At any time and from time-to-time, within thirty (30) days after either party shall request the same, the other will execute, acknowledge and deliver to the requesting party or to a Mortgagee or other party as may be designated by the requesting party, a certificate with respect to such matters relating to this Lease or the status or performance of the obligations of the parties hereunder as may reasonably be requested by the requesting party. If the requested party fails to provide such certificate within such thirty (30) day period, the requested party shall be deemed to have approved the contents of any such certificate submitted and the requesting party is hereby authorized to so certify.

        29. PEACEFUL AND QUIET POSSESSION.

        Tenant, if and so long as it pays all rents due hereunder and performs and observes the other terms and covenants to be performed and kept by it as provided in this Lease, shall have the peaceable and quiet possession of the Premises during the Term free of any claims of Landlord or anyone lawfully claiming by, through or under Landlord, subject, however, to the terms of this Lease and to matters of public record existing as of the date of this Lease.

        Landlord warrants that it and no other person or corporation has the right to lease the Premises hereby demised, and that so long as Tenant is not in default hereunder, after any applicable cure period, Tenant shall have peaceful and quiet use and possession of the Premises.

        30. LANDLORD'S ACCESS TO PREMISES.

        Landlord and its agents may at any reasonable time and without incurring any liability to Tenant, other than liability for personal injuries and damages resulting solely from the negligence of Landlord or its agents, enter the Premises to inspect them or to make alterations or repairs or for any purpose which Landlord considers necessary for the repair, operation, or maintenance of the Building; provided, however, that in the case of an emergency, Landlord may enter the Premises at any time. Tenant shall allow the Premises to be exhibited by Landlord (a) at any time to any representative of a lender or to any prospective purchaser of the Building or Landlord's interest therein or (b) within six (6) months of the end of the Term to any persons who may be interested in leasing the Premises.

        Notwithstanding the foregoing, Landlord shall use reasonable efforts to telephone Tenant twenty-four (24) hours prior to any inspection except in cases of emergencies. Emergencies for the purpose of this Section shall be deemed to mean anyone or anything in the Premises, Building and/or Common Area requiring immediate response. In any event, Tenant agrees to cooperate when access to the Premises is requested by Landlord.

        31. Intentionally Omitted.

        32. BROKERS, COMMISSIONS, ETC.

        Landlord and Tenant acknowledge, represent and warrant each to the other that, except as listed in Section 1.F., no broker or real estate agent brought about or was involved in the making of this Lease and that no brokerage fee or commission is due to any other party as a result of the execution of this Lease. Each of the parties hereto agrees to indemnify and hold harmless the other against any claim by any broker, agent or finder based upon the execution of this Lease and predicated upon a breach of the above representation and warranty.

        33. RECORDATION.

        Neither Landlord nor Tenant shall record this Lease, any amendment to this Lease or any other memorandum of this Lease without the prior written consent of the other party, which consent may be withheld in the sole discretion of either party and, in the event such consent is given, the party requesting such consent and recording shall pay all transfer taxes, recording fees and other charges in connection with such recording. Notwithstanding the above, Tenant covenants that if at any time any mortgagee or ground lessor relating to the financing of the Property shall require the recordation of this Lease, or if the recordation of this Lease shall be required by any valid governmental order, or if any governmental authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes, documentary stamp taxes, or both, on this Lease, Tenant, upon the request of Landlord, shall execute such instruments, including a Memorandum of this Lease, as may be necessary to record this Lease, and shall pay all recording fees, transfer taxes and documentary stamp taxes, payable on, or in connection with, this Lease or such recordation; provided, however, if Landlord's Mortgagee requires such recordation, Landlord shall pay all such recording fees, transfer taxes and documentary stamp taxes.

        34. MISCELLANEOUS.

        34.1. Separability. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

        34.2. Applicable Law. This Lease shall be given effect and construed by application of the laws of the state where the Property is located, and any action or proceeding arising hereunder shall be brought in the courts of the State where the Premises are located.

        34.3. Authority. If Tenant is a corporation or partnership, the person executing this Lease on behalf of Tenant represents and warrants that Tenant is duly organized and validly existing; that this Lease has been authorized by all necessary parties, is validly executed by an authorized officer or agent of Tenant and is binding upon and enforceable against Tenant in accordance with its terms.

        The undersigned agent of Landlord represents and warrants that it is authorized and empowered to enter into this Lease Agreement on behalf of the Landlord.

        34.4. No Discrimination. It is Landlord's policy to comply with all applicable state and federal laws prohibiting discrimination in employment based on race, age, color, sex, national origin, disability, religion, or other protected classification. It is further intended that the Building shall be operated so that all perspective tenants thereof, and all customers, employees, licensees and invitees of all tenants shall have equal opportunity to obtain all the goods, services, accommodations, advantages, facilities and privileges of the Building without discrimination because of race, age, color, sex, national origin, disability, or religion. To that end, Tenant shall not discriminate in the conduct and operation of its business in the Premises against any person or group of persons because of the race, age, color, sex, religion, national origin or other protected classification of such person or group of persons.

        34.5. Integration of Agreements. This writing is intended by the parties as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the parties hereto are incorporated herein. No course of prior dealings between the parties or their agents shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the parties or their agents shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease. Other than as specifically set forth in this Lease, no representations, understandings or agreements have been made or relied upon in the making of this Lease. This Lease can only be modified by a writing signed by each of the parties hereto.

        34.6. Third Party Beneficiary. Except as expressly provided elsewhere in this Lease, nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary.

        34.7. Captions; Gender. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof. As used in this Lease and where the context so requires, the singular shall be deemed to include the plural and the masculine shall be deemed to include the feminine and neuter, and vice versa.

        34.8. Successors and Assigns. Subject to the express provisions of this Lease to the contrary

(e.g., Section 25), the terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

        34.9. Waiver of Jury Trial. Landlord and Tenant hereby expressly waive trial by jury in any action or proceeding or counterclaim brought by either party hereto against the other party on any and every matter, directly or indirectly arising out of or with respect to this Lease, including, without limitation, the relationship of Landlord and Tenant, the use and occupancy by Tenant of the Premises, any statutory remedy and/or claim of injury or damage regarding this Lease.

        34.10. Joint and Several Liability. In the event that two (2) or more persons (i.e., natural persons, corporations, partnerships, associations and other legal entities) shall sign this Lease as Tenant, the liability of each such party to pay all rents due hereunder and perform all the other covenants of this Lease shall be joint and several. In the event Tenant is a general partnership or a limited partnership with two or more general partners, the liability of each partner, or general partner, under this Lease shall be joint and several.

        34.11. Notices. All notices, demands and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if sent by United States certified mail, return receipt requested, postage prepaid, or hand delivered, or overnight delivery, addressed to Landlord or Tenant, at the Landlord Notice Address and Tenant Notice Address, respectively. Either party may designate a change of address by written notice to the other party, in the manner set forth above. Notice, demand and requests which shall be served by certified mail in the manner aforesaid, shall be deemed to have been given three (3) days after mailing. Notices sent by overnight delivery shall be deemed to have been given the day after sending. Without intending to limit the generality of the foregoing requirement that all notices, demands and requests be in writing, there are certain provisions in this Lease where, for emphasis alone, such requirement is reiterated.

        34.12. Effective Date of this Lease. Unless otherwise expressly provided, all terms, conditions and covenants by Tenant contained in this Lease shall be effective as of the date first above written.

        34.13. Mechanics' Liens. In the event that any mechanics' or materialmen's liens, suit or claim shall at any time be filed against the Premises purporting to be for work, labor, services or materials performed or furnished to Tenant or anyone holding the Premises through or under Tenant, Tenant shall cause the same to be discharged and/or dismissed of record or bonded within thirty (30) days after being notified of the filing thereof. If Tenant shall fail to cause such lien to be discharged and/or dismissed or bonded within thirty (30) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due; and the amount so paid by Landlord, and all reasonable costs and expenses, including reasonable attorneys' fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable by Tenant to Landlord, as Additional Rent, on the first day of the next succeeding month. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to Tenant upon credit and that no mechanics', materialmen's or other liens for any such labor or materials shall attach to or affect the estate or interest of Landlord in and to the land and improvements of which the Premises are a part.

        34.14. Mortgagee's Performance. If requested by any Mortgagee, Tenant shall give such Mortgagee written notice of any default by Landlord under this Lease and the same opportunity and time to cure such default prior to instituting any action for termination of this Lease. Tenant shall accept performance of any of Landlord's obligations hereunder by any ground lessor or mortgagee relating to the financing of the Property.

        34.15. Mortgagee's Liability. No mortgagee or ground lessor relating to the financing of the Property, not in possession of the Premises or the Building, shall have any liability whatsoever hereunder.

        34.16. Schedules. Each writing or plat referred to herein as being attached hereto as a schedule or exhibit is hereby made a part hereof, with the same full force and effect as if such writing or plat were set forth in the body of this Lease.

        34.17. Time of Essence. Time shall be of the essence of this Lease with respect to the performance by Tenant of its obligations hereunder.

        34.18. Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto. No amendments of this Lease entered into by Landlord and Tenant, as aforesaid, shall impair or otherwise affect the obligations of any guarantor of Tenant's obligations hereunder, all of which obligations shall remain in full force and effect and pertain equally to any such amendments, with the same full force and effect as if the substance of such amendments was set forth in the body of this Lease.


        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


ATTEST:                               LANDLORD:
                                      ROUSE COMMERCIAL PROPERTIES, INC.

                                      By:    ROUSE OFFICE MANAGEMENT, INC.,
                                             Managing Agent


 /s/ A. H. Monroe                     By: /s/ Kathleen E. Barry           (SEAL)
--------------------------------         ---------------------------------
Assistant Secretary                                 Vice President



ATTEST:                               TENANT:
                                      CROWN BOOKS CORPORATION


 /s/ John B. Hatfield                 By: /s/ C. R. Cumello               (SEAL)
--------------------------------         ---------------------------------
Secretary of Corporation                            President

                                   SCHEDULE C

                              RULES AND REGULATIONS


        1. Tenant shall not obstruct or encumber the Common Area, and the sidewalks, driveways, and other public portions of the Property (herein "Public Areas") and such Public Areas shall not be used for any purpose other than ingress and egress to and from its Premises. Tenant shall not permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Public Areas. Tenant shall not invite to, or permit to visit, its Premises persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose. Landlord reserves the right to control, operate, restrict and regulate the use of the Common Areas, public facilities, and any facilities furnished for the common use of the tenants in such manner as it deems best for the benefit of the tenants.

        2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with any window or door of its Premises, without the consent of Landlord. Such window or door coverings must be of a quality, type, design and color approved by Landlord and further they must be installed in a manner approved by Landlord. In order that the Building can and will maintain a uniform appearance to those persons outside of the Building, each tenant occupying the perimeter areas of the Building shall (a) use only Building standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building standard blinds in window areas which are visible from the outside of the Building.

        3. Except as otherwise provided in the Lease, no sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by Tenant on any part of the exterior or interior of the Premises or the Building or on doors without the prior approval of Landlord. Landlord shall review the size, color, style, content and location of any proposed signage. Landlord shall have the right to prohibit any advertising or identifying sign by Tenant which, in the sole judgment of Landlord, impairs the appearance, reputation, or the desirability of the Building. Upon Landlord's approval, Tenant shall obtain all necessary approvals and permits from governmental or quasi-governmental authorities in connection with such signs. Further, approved signs shall be inscribed, painted or affixed by signmakers approved by Landlord at Tenant's sole cost. In the event of a violation of the foregoing by Tenant, upon written notice from Landlord, Tenant shall refrain from and discontinue such advertising or identifying sign. In the event that Tenant does not promptly correct said violation, Landlord may remove such signs without any liability, and may charge the expense incurred in such removal to the Tenant violating this Rule and Tenant hereby agrees to pay any such expense as Additional Rent.

        4. No bicycles, vehicles, animals (except seeing eye dogs), fish or birds of any kind shall be brought into or kept in or about the Premises within the Building.

        5. Nothing shall be done or permitted by Tenant which would impair or interfere with the use or enjoyment by any other occupant of the Building, including the playing of music.

        6. Nothing shall be done or permitted in the Premises and nothing shall be brought into, installed or kept in or about the Premises, which would impair or interfere with any of the HVAC, plumbing, electrical, structural components of the Building or the services of the Building or the proper and economic heating, cleaning or other services of the Building or the Premises. Neither Tenant nor its employees, agents, licensees or invitees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

        7. Intentionally Omitted.

        8. Any delivery or moving of any safes, freight, furniture, packages, boxes, crates or any other such object shall take place at such time and in such manner so as not to interfere with other occupants of the Building. Tenant hereby agrees to reimburse Landlord for extra costs incurred by Landlord including, but not limited to, Landlord's right to inspect all objects to be brought into the Building and to exclude from the Building any objects which may in Landlord's sole discretion violate the Lease and/or any of these Rules and Regulations. Tenant hereby agrees to pay any such costs as Additional Rent.

        No hand trucks shall be used for such moving activities except for those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

        9. If Tenant shall request Landlord to perform any work on the Premises or Property, Tenant shall make such request at the management office for the Building. Tenant shall not request employees of Landlord to perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

        10. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

        11. Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from its Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in Tenant's Premises, except for a household microwave oven or as is expressly permitted in the Lease, or otherwise consented to in writing by the Landlord.

        12. After the Lease Commencement Date, all paneling, doors, trim or other wood products not considered furniture shall be treated with fire-retardant materials. Before installation of any such materials, certification of the materials' fire-retardant characteristics shall be submitted to and approved by Landlord, and all such materials shall be installed in a manner approved by Landlord.

        13. Whenever Tenant submits any plan, agreement or other document for the consent or approval of Landlord, Landlord may charge, on demand, a reasonable processing fee for the review thereof, which shall include the cost of any services of an architect, engineer or attorney employed by Landlord to review such plan, agreement or document. Tenant hereby agrees to pay any such processing fee as Additional Rent.

        14. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. Tenant shall not lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

        15. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

        (a) the exclusive right to use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

        (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

        (c) the right to install and maintain a sign or signs on the exterior of the Building;

        (d) the exclusive right to use or dispose of the use of the roof of the Building;

        (e) the right to limit the space on the directory of the Building to be allotted to Tenant; and

        (f) the right to grant anyone the right to conduct any particular business or undertaking in the Building.

        16. Tenant and its employees shall park their cars only in those portions of the parking area designated by Landlord.

        17. Tenant shall not permit undue accumulations of garbage, trash, rubbish or any other refuse, and will keep such refuse in proper containers in the interior of the Tenant's Premises or other places designated by the Landlord.

        18. Tenant shall not conduct or permit any bankruptcy sales, unless directed by order of a court of competent jurisdiction, or any fictitious fire or going out of business sale.

        19. Landlord reserves the right to rescind, alter, waive or add any reasonable and nondiscrimatory rule or regulation at any time prescribed for the Building when Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building, the preservation of good order therein, the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration, waiver or addition of any rule or regulation with respect to one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

                                   SCHEDULE X

                 METHOD OF BUILDING MEASUREMENT FOR OFFICE SPACE

I. SINGLE-TENANCY FLOORS

        The Rental Area of a single-tenancy floor shall be the area within the outside walls computed by measuring from the inside surface of the window glass to the inside surface of the opposite window glass including columns and projections necessary to the building as well as accessory areas within and exclusively serving only that floor, with their enclosing walls, toilets, janitors closets, electrical closets, air-conditioning rooms and fan rooms and telephone closets, together with four percent (4%) of the sum so determined as a "Common Area Factor". Rental Area will not include penetrations made by public stairs, fire towers, public elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts.


II. DIVIDED FLOORS

        The Rental Area of an individual office or a portion of a divided floor shall be the area computed by measuring from the inside surface of the window glass to the finished surface of the corridor side of corridor partitions and from center to center of the partitions that separate the Premises from adjoining Rental Areas including columns and projections necessary to the Building together with twelve percent (12%) of the sum so determined as a "Common Area Factor".



                                      X-1